UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

Form 8-K/A

(Amendment No. 1)

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2018

_______________________________

DATASIGHT CORPORATION

 (Exact Name of Small Business Issuer as specified in its charter)

Delaware	000-54146	46-3457679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 South Buffalo Dr. Suite 105, Las Vegas, NV 89177

 (Address of principal executive offices including zip code)

(702) 442-0996

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 10, 2018 (the “Original Form 8-K) to include certain additional information. This Amendment No. 1 should be read in conjunction with the Original Form 8-K and our filings with the SEC subsequent to the filing of the Original Form 8-K.

DataSight Corporation (f/k/a The LED Lighting Company) (the “Company” or “DataSight”) is a Delaware corporation which was incorporated in July 19, 2010.

On October 8, 2018, the Company completed the Amended and Restated Exchange Agreement (the “Exchange Agreement”) with DataSight, Inc., a Nevada corporation (“DSI”), and the shareholders of DSI (the “DataSight Shareholders”) which own over 90% of the outstanding shares of DSI and all of the outstanding options issued by DSI. Under the terms of the Exchange Agreement, the Company acquired DSI through the acquisition of the outstanding stock of DSI. In exchange, the Company agreed to issue to the DataSight Shareholders 7,317,767 shares of the Company’s Series A Convertible Preferred Stock (the “Company Preferred Stock”) and will issue new options to the DataSight Shareholders which hold options. The Company Preferred Stock has 26 to 1 voting rights over the Company common stock and will automatically convert into shares of Company common stock upon the Company’s completion of a reverse stock split.

The Company owns DSI as a subsidiary. On October 3, 2018 the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware and changed its name to “DataSight Corporation” with the intention to operate the DSI business plan. DataSight uses unmanned aerial systems (UAS), specialized sensors and proprietary techniques to gather hard-to-get data in difficult environments to enable DataSight customers to make informed decisions. As a result of the Exchange Agreement, we acquired the business of DSI and will continue the existing business operations of DSI as a voluntary SEC filing company under the name DataSight Corporation.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Exchange Agreement will be replaced with the historical financial statements of DSI prior to the Exchange Agreement, in all future filings with the U.S. Securities and Exchange Commission, or SEC.

As henceforward used in this Current Report on Form 8-K, or Report, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to DataSight Corporation, incorporated in Delaware, and the business of its subsidiary DSI, incorporated in Nevada, after giving effect to the Exchange Agreement.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report is being filed in connection with a series of transactions consummated by us and certain related events and actions taken by us.

This Report responds to the following Items in Form 8-K:

Item 1.01Entry into a Material Definitive Agreement

Item 2.01Completion of Acquisition or Disposition of Assets

Item 3.02Unregistered Sales of Equity Securities

Item 5.01Changes in Control of Registrant

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01Other Events

Item 9.01Financial Statements and Exhibits

FORWARD-LOOKING STATEMENTS

This Report, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•our ability to obtain additional funds for our operations;

•our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing the intellectual property rights of others;

•our reliance on third party collaborators;

•the initiation, timing, progress and results of our research and development programs;

•our dependence on current and future collaborators for developing new products;

•the rate and degree of market acceptance of our commercial offerings;

•the implementation of our business model and strategic plans for our business;

•our estimates of our expenses, losses, future revenue and capital requirements, including our needs for additional financing;

•our reliance on third party suppliers to supply the technology and services in the provision of our service offerings;

•our ability to attract and retain qualified key management and technical personnel;

•our financial performance;

•the impact of government regulation and developments relating to our competitors or our industry; and

•other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this Report.

Any forward-looking statement in this Report reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Report and the documents that we reference in this Report and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This Report also contains estimates, projections and other information concerning our industry, our business and the markets for datacentric solutions through the use of UAS, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

Item 1.01Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

THE EXCHANGE AND RELATED TRANSACTIONS

Share Exchange Agreement

On October 8, 2018, DataSight Corporation, formerly LED Lighting Company, completed the Amended and Restated Exchange Agreement (the “Exchange Agreement”) with DataSight, Inc. (“DSI”), a Nevada corporation, and the shareholders of DSI (the “DataSight Shareholders”) which own over 90% of the outstanding shares of DSI and all of the outstanding options issued by DSI. Under the terms of the Exchange Agreement, the Company acquired DSI through the acquisition of the outstanding stock of DSI (the “Exchange”). In exchange, the Company agreed to issue to the DataSight Shareholders 7,317,767 shares of the Company’s Series A Convertible Preferred Stock (the “Company Preferred Stock”) and will issue new options to the DataSight Shareholders which hold options. The Company Preferred Stock has 26 to 1 voting rights over the Company common stock and will automatically convert into shares of Company common stock upon the Company’s completion of a reverse stock split.

The Company owns DSI as a subsidiary. The Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to change its name to “DataSight Corporation” and operate the DSI business plan. DataSight uses UAS, specialized sensors and proprietary techniques to gather hard-to-get data in difficult environments to enable DataSight customers to make informed decisions. See “Description of Business” below.

The foregoing summary and description of the terms of the transaction contemplated under the Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

On October 11, 2018 the Company’s Board of Directors, approved a reverse stock split in the ratio of 1 for 26 for all shares of common stock, as of a record date of October 11, 2018. The completion of the reverse stock split is subject to the Company receiving shareholder approval for the reverse stock split. As of that date there were 27,890,537 common shares outstanding. The Series A Convertible Preferred Stock is not subject to the reverse split.

The Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Exchange Agreement was treated as a reverse merger and recapitalization of DataSight for financial reporting purposes. DSI is considered the acquirer for accounting purposes, and our historical financial statements before the Exchange Agreement will be replaced with the historical financial statements of DSI before the Exchange Agreement in future filings with the SEC. The Exchange Agreement is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Series A Preferred Stock, and options to purchase our common stock, to holders of DSI was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

OTC Quotation

Our common stock is currently not listed on a national securities exchange or any other exchange.

FORM 10 INFORMATION

For purposes of this Current Report on Form 8-K/A, the Company is providing certain information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act.

DESCRIPTION OF BUSINESS

DataSight Corporation (through its subsidiary DataSight, Inc.) was formed in January 2018, and is headquartered in Las Vegas, Nevada. We are a leading provider of customized data solutions using unmanned aircraft system/unmanned surface vessel (UAS/USV) workflows, using specialized sensors and advanced collection technology maximizing our proprietary methodology. We are a data-centric company that uses these mobile sensory systems and specialized data processing built to assist customers in developing data solutions. The advantage of DataSight is our ability to create specific workflows so our customers can realize the efficiency and safety of sensory data collection to make critical, informed and actionable decisions.

We are also developing and automating software which reduces time to result through machine learning and artificial intelligence. We believe that this will allow our business model, which is currently a service revenue based model, to evolve to a significant amount of software-as-a-service revenue.

Service Offering

The founding strategy in the formation of DataSight was to build a data-centric company that develops solutions using unmanned aerial systems. Whether the intended UAS project is inspection of powerlines, or rock fall evaluation in a steep mountain canyon; the typical planning process includes selecting a UAS craft and a sensor. Then the discussion quickly turns to photogrammetry versus LiDAR, or fixed wing versus rotary UAVs. However, the most critical discussions should also include an assessment of the end user needs, the accuracy requirements, job safety analysis, processing software and data storage. DataSight specializes developing the process and procedures, developing UAS specific workflows that provide our customers with rapid data and analysis that they need to make important decisions.

DataSight brings many years of combined expertise in collecting survey, geologic, hydrologic and engineering data collection for various industries and agencies. Because the DataSight team comes from backgrounds of being data users, we understand that imprecise data can actually be worse than no data. The advantage of DataSight is our ability to create UAS specific workflows so that our customers can realize the efficiency and safety of UAS data collection in their projects. In our workflows we not only assess the accuracy and precision of the data, but we break down each part of the process from flight planning, ground control to long-term data storage to find a comprehensive solution. This includes the overall assessment of the data quality objectives (DQOs) and the concept of “multiple lines of evidence” in the senor evaluation, or combining the UAS data with data from terrestrial laser scanners or underwater multi-beam sonar. Each sensor not only has limitation related to the way it collects data, but there are also considerations on speed, altitude, sun position and craft angle that impact the overall data quality.

Our team has worked with power, oil & gas, environmental, engineering, construction, mining, transportation and land development companies. This experience allows us to understand the user needs and integrate the necessary safety protocol into each UAS workflow we develop. Our workflows are dynamic as the FAA rules change, new UAS craft are developed and sensors are introduced to the market, the experts at DataSight are continually looking at new processes or technologies to integrate into our workflows. We know that beyond visual line of sight (BVLOS) will be a critical element in cost viability of UAS operations for linear infrastructure. Therefore, we are developing key equipment related to communication ground control stations and working with key industry partners on long-range UAS craft, flight testing and collision avoidance technologies.

Market Strategy

DataSight utilizes a direct sales and business development model in combination with a partnership model. Our direct model allows us to leverage the long relationships of our senior managers and sales people. The partnership model, similarly leverages longstanding historical relationships, but has us working as part of a larger team, typically for a large international engineering firm. Those projects can be discrete projects, or part of long term contracts. DataSight believes that leveraging industry partners to generate long-term growth, is the most efficient way to manage sustainable growth and recurring revenue streams. Further, if we are successful in providing our future software product, as a service to our customers and partners, we believe that our long term recurring revenue streams and profits will be compelling.

Suppliers/Partners

Our business model includes leveraging our suppliers and partners in the execution of our client projects. This includes the purchase or lease of advanced sensor technologies, provision of UAS services and project management services. We believe that, if necessary, alternate suppliers could be found without material disruption to our business.

Intellectual Property

DataSight has begun the development of a software platform which we believe will reduce time to result and data customization through machine learning and artificial intelligence. We believe that this will allow our business model, which is currently a service revenue based model, to evolve to a significant amount of software-as-a-service revenue.

The Company also plans to file several patents related to its workflow processes over the next three to six months. Our focus remains building a patent portfolio that protects our core intellectual property and delivers shareholder value.

Research and Development

During 2019 and 2020 DataSight expects to incur research and development costs to develop the DataSight automation and customization software product.

Competition

DataSight believes that its competition comes from three primary sources: (1) UAS companies that have evolved from manned aircraft platforms, (2) former or current defense contractors, and (3) UAS companies seeking to transition into data and service companies. The Company believes that it differentiates itself from the competition by focusing on data; developing the process and procedures and UAS specific workflows that provide our customers with rapid data and analysis that they need to make important decisions.

Government Regulations - Federal Aviation Administration

The civil aviation industry is highly regulated in the United States by the FAA to ensure that civil aviation related services meet stringent safety and performance standards. The FAA prescribes standards and certification requirements for use of UAS for commercial and recreational purposes. The Company maintains certification of all employees involved in its UAS products and services. The regulations related to these services are the FAA's Small UAS Rule (14 CFR Part 107). The Company maintains “Part 107”, or Remote Pilot Certificates for all employees who pilot an UAS.

Our business depends on our continuing access to, or use of, these FAA certifications, authorizations and other approvals, and our employment of, or access to, FAA-certified individual engineering and other professionals. In accordance with these certification, authorizations and other approvals, the FAA requires that we make available to the FAA, upon request, the UAS for inspection or testing, and any associated documents/records required to be kept under the rule.

Employees

We currently have a total of 13 full time employees.

Description of Properties

The Company does not own any properties. The Company leases space for its corporate headquarters and data processing facility located in a 3,712 square foot facility in Las Vegas, Nevada. The lease on the Las Vegas facility expires in June 2021. The monthly rent for these offices is $4,937. The Company believes its leased office and warehouse facilities are adequate for its current needs.

Reports to Security Holders

The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. In addition to the other information set forth in this Current Report on Form 8-K, you should carefully consider the factors discussed below when considering an investment in our Common Stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

DataSight has incurred losses to date, may continue to incur losses in the future, and we may never achieve or sustain profitability.

DataSight has incurred net losses since its inception, including net losses of $808,103 from inception through September 30, 2018, and these losses may continue. As of September 30, 2018, we had an accumulated deficit of $808,103. We expect to incur additional costs and expenses related to the continued development and expansion of our business, including research and development. Our ability to achieve profitability depends on our success in increasing industry acceptance of our technologies and products. We may never achieve profitability.

Our ability to continue as a going concern will require us to obtain additional financing to fund our current operations, which may be unavailable on attractive terms, if at all.

As of September 30, 2018, our recurring operating losses, cash used in operations and our current operating plans raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will require us to obtain additional financing to fund our current operating plans. During the remainder of 2018 and for the year ended December 31, 2019 we plan to sell common stock to raise proceeds to fund our current operating plans for the next twelve months. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay expansion of our workforce, reduce or eliminate our research and development programs or commercialization efforts.

Our future revenues are very difficult to predict with any accuracy.

We are an early stage company. That makes predicting the timing or the amount of revenues that we will receive from the sale, or license, of our products very difficult. Any delay in the development and acceptance of one or more of our products, could result in significant delays in the realization of revenues, the need to raise additional capital through the issuance of additional equity or debt securities sooner than we intend, and may allow competitors to reach certain of such markets with products before we do. In view of the emerging nature of the technology involved in certain of these markets, and the attendant uncertainty as to whether our products will achieve meaningful commercial acceptance, if at all, there can be no assurance that we will realize revenues sufficient to achieve profitability.

If we are unable to adequately protect our intellectual property, its competitive position and results of operations may be adversely impacted.

Protecting our intellectual property is critical to our innovation efforts. When filed in the next six months, our patents pending, trade secrets, copyrights, trademarks and/or other intellectual property rights related to many of our offerings may be challenged or infringed upon by third parties, particularly in countries where property rights are not highly developed or protected, or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. Unauthorized use of our intellectual property rights or inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations.

We are dependent on key personnel, and our ability to grow and compete in our industry will be harmed if we do not retain the continued services of our key personnel, or we fail to identify, hire, and retain additional qualified personnel.

Our success depends on the efforts of our senior management team and other key personnel. The loss of services of members of our senior management team could have an adverse effect on our business. In addition, if we expect to grow our operations, it will be necessary for us to attract and retain additional qualified personnel. If we are unable to attract or retain qualified personnel as needed, the growth of our operations could be slowed or hampered.

Potential adverse outcomes in legal proceedings may adversely affect results.

Our business exposes us to liability claims that are inherent in the design, manufacture and sale of our offerings and the products of suppliers. We may not be able to obtain insurance on acceptable terms or our insurance may not provide adequate protection against actual losses. In addition, we are subject to the risk that one or more of our insurers may become insolvent and become unable to pay claims that may be made in the future. Even if we maintain adequate insurance, claims could have a material adverse effect on our financial condition, liquidity and results of operations and on our ability to obtain suitable, adequate or cost-effective insurance in the future.

If we are unable to successfully introduce new products, our future growth may be adversely affected.

Our ability to develop new software products and offerings based on innovation can affect our competitive position and requires the investment of significant time and resources. Difficulties or delays in research, development, production or commercialization of new products and services may reduce future revenues and adversely affect our competitive position. If we are unable to create sustainable product differentiation, our organic growth may be adversely affected.

Research and development for continued growth of our IP portfolio and product offering is expensive and we may not have sufficient funds to continue research and develop activities and may not be able to acquire additional funding.

Our ability to continue our research and development activities to improve and expand our products and service offerings requires extensive amounts of funding. We may not be able to obtain the necessary funding on attractive terms and in a timely basis to continue our research and development activities, which would cause our research and development activities to be delayed, reduced or terminated. Delaying, reducing or terminating our research activities would impede our estimated growth and results of operations.

We rely heavily on collaborative partners such as UAS and sensor manufacturers and vendors and our relationships with such parties may restrict or limit our business operations.

We are currently working with several third party entities in the identification and delivery of our offerings. Our current and future collaborations and joint ventures are important as they allow greater access to funds, to research, development and testing resources, validation, and to manufacturing, sales and distribution resources that we would otherwise not have. We intend to continue to significantly rely on such collaborative and joint venture arrangements. Some of the risks and uncertainties related to the reliance on such collaborations and joint ventures include the fact that such relationships could actually serve to limit or restrict us, while our partners are free to pursue other products either on their own or with others. Further, our partners may terminate a collaborative technology relationship and such termination may require us to seek other partners, or expend substantial resources to pursue these activities independently.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members of the board of directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the OTC and other applicable securities rules and regulations. Compliance with these rules and regulations requires significant legal and financial compliance costs, makes some activities more difficult, time-consuming or costly and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these regulatory requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company with these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members for our board of directors, particularly to serve any committees, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may not reach sufficient size to justify our public reporting status. If we were forced to become a private company following the Exchange, then our stockholders may lose their ability to sell their shares and there would be substantial costs associated with becoming a private company.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting annually. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, when required, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

Risks Related to the Our Industry

We may face competition from companies that have substantially greater capital resources, research and development, manufacturing and marketing resources.

While we believe that we have significant competitive benefits offered by our proprietary processes, there are competitors with much longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As we grow and become successful with our products, we expect these competitors to increase the resources they dedicate to our market. Such competition could materially adversely affect our business, operating results or financial condition.

We may face increased pricing pressures from current and future competitors and, accordingly, there can be no assurance that competitive pressures will not require us to reduce our prices.

It is likely that we will experience significant competitive pressure over time. Accordingly, the use and pricing of our products may decline as the market becomes more competitive. Any material reduction in the price of our products will negatively affect our gross margin and results of operations.

Risks Related to our Common Stock

Penny stock regulations may impose certain restrictions on marketability of our securities.

In the future, if our common stock is listed on a national or over-the counter market, it may be subject to penny stock rules, which may discourage broker-dealers from effecting transactions in our common stock or affect their ability to sell our securities. As a result, purchasers and current holders of our securities could find it more difficult to sell their securities. If our stock is traded on the Over-the-Counter Markets, trading volume of OTC stocks have been historically lower and more volatile then stocks traded on an exchange or the Nasdaq Stock Market. In addition, we may be subject to rules of the SEC that impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. In general, an accredited investor is a person with assets in excess of $1,000,000 or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse. The relevant SEC regulations generally define penny stocks to include any equity security not traded on an exchange or the Nasdaq Stock Market with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser’s prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the SEC. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

If the SEC deems that we used to be a “shell company” our stock may be subject to additional restrictions on transfer.

Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(1) defines a shell company as a company that is now or at any time previously has been an issuer, that has: (A) no or nominal operations; and (B) either: (1) no or nominal assets; (2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets. Rule 144(i)(2) does permit the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company that has been filing reports with the SEC for one year that contain information about its current operating business activities (not including shell company activities) and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144. That means that if the SEC deems the Company to have been a shell company, then one year after the date of this Report, if we are then still current in our SEC filings, our stockholders may begin to rely on Rule 144 for resales of their shares of our common stock. If the SEC does not deem the Company to have been a shell company, then our stockholders will be able to rely on Rule 144 for resales of their shares of our common stock six months after the date of this Report if we continue to make all of our required SEC filings.

You may find it difficult to sell our common stock.

As mentioned above, there has been a limited trading market in our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. Regardless of whether an active and liquid public market exists, negative fluctuations in our actual or anticipated operating results will likely cause the market price of our common stock to fall, making it more difficult for you to sell our common stock at a favorable price, or at all.

We intend to issue additional stock options to employees and consultants in the future, which will result in dilution to existing and new investors.

In the future, we will provide additional compensation to our employees, officers, directors, consultants and independent contractors through an equity incentive plan. Our equity incentive plan permits the issuance of options to purchase shares of common stock and restricted shares of our common stock. Because stock options granted under the plan will generally only be exercised when the exercise price for such option is below the then market value of the common stock, the exercise of such options will cause dilution to the book value per share of our common stock and to existing and new investors.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to fall.

We have not entered into any lock-up agreements with many of our existing shareholders. As a result, sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our stock price is likely to be volatile.

There is generally significant volatility in the market prices and limited liquidity of securities of companies at our stage. Contributing to this volatility are various events that can affect our stock price in a positive or negative manner. These events include, but are not limited to: governmental regulations or actions; market acceptance and sales growth of our products; litigation involving our industry; developments or disputes concerning our patents or other proprietary rights; departure of key personnel; future sales of our securities; fluctuations in our financial results or those of companies that are perceived to be similar to us; investors’ general perception of us; announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments, and general economic, industry and market conditions. If any of these events occur, it could cause our stock price to fall.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

Our reduced stock price may adversely affect our liquidity.

Our common stock has limited trading history. Many market makers are reluctant to make a market in stock with a trading price of less than $5.00 per share, as well as shares quoted on the OTC Markets. To the extent that we have fewer market makers for our common stock, our volume and liquidity will likely decline, which could further depress our stock price.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of your stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of your stock. We plan to retain any future earnings to finance growth.

Additional risks may exist since we became public through a “reverse merger.”

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included in this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Current Report on Form 8-K. You should review the disclosure under the heading “Risk Factors” in this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

On October 8, 2018, the DataSight Corporation (f/k/a LED Lighting Company) completed the Amended and Restated Exchange Agreement (the “Exchange Agreement”) with DataSight, Inc., a Nevada corporation (“DSI”), and the shareholders of DSI (the “DataSight Shareholders”) which own over 90% of the outstanding shares of DSI and all of the outstanding options issued by DSI. Under the terms of the Exchange Agreement, the Company acquired DSI through the acquisition of the outstanding stock of DSI. Pursuant to the Exchange, DSI was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding membership interests of DSI was converted into shares of our preferred stock, as described in more detail below, and following consummation of the Exchange Agreement, the combined company changed its name to “DataSight Corporation”.

Pursuant to the Exchange Agreement, the Company agreed to issue to the DataSight Shareholders 7,317,767 shares of the Company’s Series A Convertible Preferred Stock (the “Company Preferred Stock”) and will issue new options to the DataSight Shareholders which hold options. The Company Preferred Stock has 26 to 1 voting rights over the Company common stock and will automatically convert into shares of Company common stock upon the Company’s completion of a reverse stock split.

As a result of the Exchange Agreement, we acquired the business of DSI and will continue the existing business operations of DSI as a voluntary SEC filing company under the name DataSight Corporation. In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Exchange Agreement will be replaced with the historical financial statements of DSI prior to the Exchange Agreement , in all future filings with the SEC. As the result of the Exchange Agreement and the change in our business and operations, a discussion of the past financial results of LED Lighting Company, is not pertinent, and under applicable accounting principles the historical financial results of DSI, the accounting acquirer, prior to the Exchange Agreement are considered the historical financial results of our company.

The following discussion highlights DataSight’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on DataSight’s audited financial statements contained in this Current Report on Form 8-K (Exhibit 99.1), which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Operating Overview

DataSight implements cutting edge data solutions using customized unmanned aircraft system/unmanned surface vessel (UAS/USV) crafts equipped with specialized sensors, providing data deliverables ranging from routine inspection of powerlines to a complicated rockfall risk evaluation in a steep mountain canyon. DataSight’s technical leadership comes from a long history of professional consulting expertise in survey, geology, engineering, hydrology and data analysis, and the Company has strong industry partners, including expert flight aviation and unmanned surface vessel partners. Communicating data directly through DataSight’s specialized sensors and advanced drones means time-to-collect and analyze data goes from an average of five days to just hours.

The Company’s current revenue streams are primarily service based. In the future the Company intends to develop its own software platform and transition to a software-as-a-service model. DataSight sells its project both directly and through partners, who are typically large engineering firms.

DataSight anticipates continued loses requiring either revenue generation to achieve sustained profitability or obtaining additional financial resources to maintain operations as well as research and development into product performance and new product verticals.

Critical Accounting Policies

The following discussion and analysis of our financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Revenue and cost recognition

The Company’s current revenue streams are primarily service based. Revenues are recognized when the four principles of revenue recognition are met: 1) Pervasive evidence of an arrangement, 2) delivery or services performed, 3) fixed or determinable fees, 4) collectability assured. Given the short duration of most company projects it does not use estimate of completion for revenue recognition but uses contract completion in accordance with contractual terms to determine recognition of revenue.

Project costs, reported in the Statement of Operations include all external labor, material and equipment rental costs related to contract performance. These costs, payroll and payroll related, as well as all other operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2018, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new units from its unissued authorized units.

Results of Operations

The following analysis on results of operations was based primarily on the Company’s financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the audited financial statements and the notes to those statements for the period from inception (January 22, 2018) to September 30, 2018, which are included elsewhere in this Form 8-K. The results discussed below are for the period from inception (January 22, 2018) to September 30, 2018.

Results of Operations for the period from inception (January 22, 2018) to September 30, 2018

Revenue

For the period ended September 30, 2018, revenue amounted to $247,129. Since inception, DataSight has generated revenue from the provision of services and delivery of data analysis and reporting. The Company sells and markets its offerings through direct and partner sales. With additional capital it is the Company’s plan to hire additional project, subject matter experts and sales people to continue to grow the number of projects it can deliver in any given month. Additionally, the Company will continue to seek longer term, recurring type projects to support its base revenue and complement its shorter term projects.

Employee expenses

Employee expenses is comprised of costs related to payroll, employment taxes, and employee benefits. For the year period ended September 30, 2018, employee expenses amounted to $617,977. Employee expenses include a non-cash stock option compensation charge for the period of $49,448.

Project Costs

Project costs is comprised of costs that include all external labor, material and equipment rental costs related to contract performance. For the year period ended September 30, 2018, employee expenses amounted to $176,056.

Selling, General and Administrative Expenses

For the year period ended September 30, 2018, employee expenses amounted to $236,002. For the period ended September 30, 2018, selling, general and administrative expenses consisted of the following:

Inception to September 30,
2018
Travel	$65,819
Office equipment	31,049
Professional fees	29,194
Rent	27,018
Office expense	22,683
Insurance	19,951
Marketing	13,831
Other general and administrative expenses	26,457
Total	$236,002

Other Expense

For the period ended September 30, 2018, we incurred interest expense of $5,334.

Net Loss

For the period ended September 30, 2018, net loss amounted to $808,103.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $78,065 as of September 30, 2018.

Our primary uses of cash have been for salaries, fees paid to third parties for project costs, and general and administrative expenses. All funds received have been expended in the furtherance of growing the business. We have primarily received funds from the collection of accounts receivable and from the sale of common stock, as well as $100,000 from the issuance of convertible promissory notes. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

•An increase in working capital requirements to finance our current business;

•Research and development costs related to the development of our proprietary software;

•Addition of administrative and sales personnel as the business grows; and

•The cost of being a public company.

As of September 30, 2018 the Company has raised a total of $845,000 from the sale of common stock and convertible promissory notes to fund its operations. Fund sources have come from individual investors. No institutional investment has been made to the company to date.

To date, DataSight Systems is not profitable and we cannot provide any assurances that we will be profitable. We believe our cash and cash equivalents in addition to the proceeds received from the sale of common stock will provide sufficient capital to satisfy anticipated operational expenses for the next twelve months.

Cash Flows

For the Period Ended September 30, 2018

The following table shows a summary of our cash flows for the years ended September 30, 2018.

Year Ended September 30,
2018
Net cash used in operating activities	$(651,631)
Net cash used in investing activities	(111,495)
Net cash provided by financing activities	841,260
Net (decrease) increase in cash	78,065
Cash - beginning of the year	-
Cash - end of the year	$78,065

Net cash flow used in operating activities was $651,631 for the period ended September 30, 2018. Net cash flow used operating activities for the period ended September 30, 2018 primarily reflected a net loss of $808,103 adjusted for non-cash items and working capital timing differences. Net cash used in operating activities resulted from the Company ramping up its staffing to build its capabilities for current and future project performance.

For the period ended September 30, 2018, net cash flow used in investing activities amounted to $111,495 and primarily consisted of the purchase of sensor and video equipment.

Net cash provided by financing activities was $841,260 for the period ended September 30, 2018. During the period ended September 30, 2018, we received proceeds from the sale of common stock of $745,000 and $100,000 from the issuance of convertible notes.

We expect the primary use of capital to continue to be salaries, third party project costs, research and development, and general overhead costs. It is anticipated that additional capital will be required to execute our business plan and fund future revenue growth.

Going Concern

As of September 30, 2018, DataSight determined that there was substantial doubt about its ability to maintain operations as a going concern. DataSight’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional equity and/or debt capital. We will seek to raise capital through additional equity or debt financings to fund operations in the future. Although DataSight has historically raised capital from sales of common and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the company will need to curtail its operations. DataSight’s consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors. We have based this estimate on assumptions that may prove to be wrong and could utilize our available capital resources sooner than we currently expect. Our capital requirements are difficult to forecast. Please see the section titled “Risk Factors” elsewhere in this form 8-K for additional risks associated with our capital requirements.

Until such time as we generate substantial product revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings, debt financing, collaborative research and licensing agreements. We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Contractual Obligations and Commitments

On May 21, 2018, the Company issued four separate convertible promissory notes in the aggregate principal amount of $100,000 (each of the four notes had a principal amount of $25,000), with the Company receiving $100,000 of proceeds. The notes bear an interest rate of 10% and are due and payable on November 21, 2018. The notes may be converted by the lender at any time into shares of the Company’s common stock (as determined in the note) at a price of $0.60 per share. These notes have been personally guaranteed by two of the officers of the company and a third party advisor.

During 2018 the Company financed two trucks for use in its business. The first, financed in April 2018, was a $31,834 financing, over five years and an 7.1% effective interest rate. The second, financed in July 2018, was a $30,466 financing, over six years and an 6.7% effective interest rate. The combined monthly payment on these two financings is $1,147.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements during the period presented as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures About Market Risk

The primary objectives of our investment activities are to ensure liquidity and to preserve principal while at the same time maximizing the income we receive from our marketable securities without significantly increasing risk. Some of the securities that we invest in may have market risk related to changes in interest rates. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. We do not have any debt outstanding at the current time with floating interest rates. Due to the short-term maturities of our cash equivalents and the low risk profile of our investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of our cash equivalents. To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and corporate obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of October 8, 2018, the day we completed the Exchange Agreement, by:

•each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

•each of our directors;

•each of our named executive officers; and

•all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of October 8, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 7,317,767 shares of our Series A Preferred stock and 27,890,537 shares of our common stock outstanding as of October 8, 2018. In addition, other third parties not listed in the table below may acquire shares of common stock that may result in beneficial ownership of more than 5% of the outstanding shares of common stock after the Exchange.

Shares of common stock that a person has the right to acquire within 60 days of October 8, 2018, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o DataSight Corporation, 2451 South Buffalo Drive, Las Vegas, NV 89117.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Class Beneficially Owned(2)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percentage of Class Beneficially Owned(2)

Officers and Directors
Lyle Probst	-	-	2,034,233	27.79%
Kurt Whorton	-	-	2,060,900	28.16%
Kevin Kearney	3,596,278(1)	13.7%	-	-
All directors and executive officers as a group (3 persons)	3,596,278(1)	13.7%

5% or Greater Stockholders
TBCF Partners LLC(3) 6357 NW 33rd Ave. Boca Raton, FL 33496	-	-	709,300	9.69%
Tiburon Point Advisors LLC(4) 313 Paradise Drive Tiburon, CA 94920	-	-	600,000	8.19%
George Mainas 18 Ruben Court Novato, California 94947	4,208,396	16.1%	450,000	6.14%
Lovitt & Hannan, Inc. 401K FBO J. Thomas Hannan 900 Front Street, Suite 300 San Francisco, California 94111	1,320,137	5.0%	-	-

Steven J. Davis 10531 4S Commons Drive, B464 San Diego, CA 92127	1,936,660	7.4%	-	-

Andrew Molasky 100 North City Parkway Suite 1700 Las Vegas, NV 89106	2,770,418	10.6%	276,667(5)	3.78%

John W. Lunbeck 761 S Douglas Street Suite C Salt Lake City, UT 84102	1,823,720	7.0%	-	-
Gary J. Rockis 1802 North Division St. Suite 213 Morris, IL 60450	3,739,542	14.3%	450,000	6.14%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Unless otherwise noted, the address is c/o DataSight Corporation, 2451 South Buffalo Drive, Suite 105, Las Vegas, NV 89117

(2) Percentage of class beneficially owned is based on 27,890,537 shares of Company Common Stock and 7,317,767 shares of Company Preferred Stock outstanding.

(3) Beneficially owned by William Caragol.

(4) Beneficially owned by Terry McGovern.

(5) Held by the Andrew Molasky Revocable Trust which is beneficially owned by Andrew Molasky.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of the Company’s directors of the closing of the Exchange.

Name	Age	Position
Lyle L. Probst	47	Chairman
Kurt Whorton	53	Director
Kevin Kearney	63	Director

Lyle L. Probst has served as Chairman of the Board and Chief Executive Officer of DataSight, Inc. since its founding in January 2018 and was appointed Chairman and Chief Executive Officer of DataSight Corporation effective as of October 8, 2018. Prior to founding DataSight Mr. Probst served as the CEO of ExcitePCR Corporation, and its predecessors, PositiveID Diagnostics and Microfluidic Systems since February 2007. At Microfluidic Systems, Mr. Probst managed a series of programs such as the Department of Homeland Security Science & Technology BAND (Bioagent Autonomous Networked Detector) program. Before joining Microfluidic Systems, Mr. Probst directed bio-detection programs at Lawrence Livermore National Laboratory (“LLNL”) as a biomedical scientist project manager from February 2000 until February 2007. While he was at LLNL, he was instrumental in the development and deployment of BioWatch Generation 1 and was principal investigator/developer of the high-throughput BioWatch mobile laboratory and a subject matter expert within the Biodefense Knowledge Center. Mr. Probst was previously the Director of Capillary Electrophoresis and Director of Chemistries at the Joint Genome Institute. He holds a B.S. in Biology from and an M.B.A in Executive Management.

Kurt Whorton, has served as a Director and Chief Operating Officer of DataSight, Inc. since its founding in January 2018 and was appointed a Director and Chief Operating Officer of DataSight Corporation effective as of October 8, 2018. Prior to founding Datasight Mr. Whorton was the co-founder and CEO of Connected Fleet Systems a company providing communication solutions for mobile work forces and fleet monitoring systems through connective technologies. He held this role from September 2012 until July 2016. Mr. Whorton also co-founded and was a board member for EMS Redline a national nonprofit group purchasing organization (GPO) serving the ambulance industry; he was in this position from December 2009 until July 2016. Mr. Whorton also was the co-founder and CAO of Protransport-1, LLC. one of California's largest independent ambulance and medical transportation companies; he was in this role from August 2001 until September 2012. He holds a B.A. in Economics from California State University Sacramento.

Kevin Kearney, was the Chief Executive Officer, Chief Financial Officer, President, Secretary and a Director of the Company from May 28, 2013 to the closing of the Exchange. Mr. Kearney is also the President of Kearney & O’Banion, Inc., which he founded in 1980. Kearney & O’Banion specializes in commercial properties in San Francisco and the surrounding Bay area and has generated revenues in excess of $180 million. Mr. Kearney is responsible for marketing and sales efforts, developing and presenting proposals with cost estimates, contract negotiations, pre-construction consulting, and design and project management services. Since 2001, Mr. Kearney has also been a member of the Board of Directors of Promia, Inc., an established development firm and software provider for cyber security. Promia specializes in providing solutions designed to support highly secure, reliable, scalable and interoperable business applications for large corporations, and its customers include the U.S. Navy, National Security Agency as well as a number of Fortune 500 companies. Mr. Kearney received his MFA, Magna Cum Laude, from the University of California, Davis.

Executive Officers

Name	Age	Position
Lyle L. Probst	47	Chief Executive Officer, Acting Chief Financial Officer, Chairman of the Board and Director
Kurt Whorton	53	Chief Operating Officer Treasurer

A summary of the business experience of Mr. Probst and Mr. Whorton is set forth above.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our certificate of incorporation, our Board is elected annually as a single class.

Director Independence

The Board has determined that none of our directors are independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in "Related Party Transactions" none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o the Corporate Secretary at 2451 South Buffalo Dr. Suite 105, Las Vegas, NV 89177. Our corporate secretary will forward stockholder communications to our board of directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

Code of Business Conduct and Ethics.

Effective as of June 26, 2013, our board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

•the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at 2451 South Buffalo Dr. Suite 105, Las Vegas, NV 89177. A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to our Current Report on Form 8-K filed with the SEC on July 3, 2013.

CORPORATE GOVERNANCE

The Company intends to seek additional members for its Board of Directors. In evaluating director nominees, our Company considers the following factors:

•The appropriate size of the Board;

•Our needs with respect to the particular talents and experience of our directors;

•The knowledge, skills and experience of nominees;

•Experience with accounting rules and practices; and

•The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience. Other than the foregoing, there are no stated minimum criteria for director nominees.

Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

•Mr. Probst, in addition to his role as a director, is our Company’s Chief Executive Officer and a founder of DataSight, Inc. We feel that the senior member of our management team is the appropriate person to lead our Board of Directors.

•Mr. Probst, in addition to his role as a director, is our Company’s Chief Operating Officer and a founder of DataSight, Inc. We feel that his operational knowledge is important for our Board of Directors.

•Mr. Kearney has public company experience, as well as experience in building businesses and experience in the real estate and building industries, both of which represent target markets for the Company.

Board Committees

Our board of directors intends to establish an audit committee, a nominating and governance committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The nominating and governance committee will assist our board of directors in fulfilling its oversight responsibilities and identify, select and evaluate our board of directors and committees.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our board of directors and chief executive officer positions are currently the same person, Lyle Probst . Our bylaws do not require our board of directors to separate the roles of chairman and chief executive officer but provides our board of directors with the flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs. Our board of directors believes the combination of the chairman and the chief executive officer roles is the appropriate structure for the company at this time. Our board of directors believes the current leadership structure serves as an aid in the board of directors’ oversight of management and it provides the Company with sound corporate governance practices in the management of its business.

EXECUTIVE AND DIRECTOR COMPENSATION

From our inception to the date of this Current Report on Form 8-K, no compensation was earned by or paid to our executive officers by the Company. DataSight, Inc. became our wholly owned subsidiary upon the closing of the Exchange Agreement. The following summarizes the compensation earned by DataSight’s executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) by DataSight, Inc. during the period from inception (January 22, 2018) to September 30, 2018.

This section also discusses the material elements of DataSight’s executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

DataSight’s named executive officers for the period ended September 30, 2018, which consists of our Chief Executive Officer and its one other most highly compensated executive officers who were serving as its executive officers as of September 30, 2018, are as follows:

•Lyle L. Probst – Chief Executive Officer and acting Chief Financial Officer;

•Kurt Whorton – Chief Operating Officer and Treasurer.

DataSight is a small company and had no other executive officers during the period ended September 30, 2018.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the period from inception (January 22, 2018) to September 30, 2018.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Lyle L. Probst Chief Executive Officer and Acting Chief Financial Officer	2018	- (2)	$51,404	-	$51,404

Kurt Whorton Chief Operating Officer and Treasurer	2018	- (2)	$51,404	-	$51,404

(1)As required by SEC rules, the amounts in this column reflect the grant date fair value of the DataSight option awards as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to DataSight’s financial statements, included as Exhibit 99.1 to this Report, under “Note 3 EQUITY – Stock Options”.

(2)For the period from inception (January 22, 2018) and September 30, 2018, the Company’s executive officers were not paid, nor did they accrue any salary.

Elements of Executive Compensation

Base Salaries. During the period from inception (January 22, 2018) and September 30, 2018 the Company’s executive officers and founders did not earn base salaries. Beginning in the fourth quarter of 2018 and effective October 1, 2018 the Board of Directors intends to enter into employment contract with the two executive officers. In determining the appropriate base salaries for the named executive officers the Board of Directors will consider the scope of each officer’s responsibilities along with his respective experience and contributions. When reviewing base salaries, the Board will consider factors such as each officer’s experience and individual performance, company performance as a whole, and general industry conditions.

Equity Awards. In January 2018 the named executive officers were each granted in 250,000 incentive stock options, with a strike price of $0.50 per share, with a ten year life and a two year vesting.

Other Benefits. The named executive officers are entitled to health benefits and any other additional benefit packages available to all employees.

Employment Agreements with Executive Officers

Beginning in the fourth quarter of 2018 and effective October 1, 2018 the Board of Directors intends to enter into employment contract with the two executive officers. In determining the appropriate base salaries for the named executive officers the Board of Directors will consider the scope of each officer’s responsibilities along with his respective experience and contributions. When reviewing base salaries, the Board will consider factors such as each officer’s experience and individual performance, company performance as a whole, and general industry conditions.

Outstanding Equity Awards at Fiscal Year-End

The following are the outstanding equity awards for the named executive officers as of December 31, 2017, which have been adjusted to give effect to the Exchange Agreement:

	Option Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Lyle L. Probst	0(1)	250,000(1)	0	$0.50	1/23/2028
Kurt Whorton	0(2)	250,000(1)	0	$0.50	1/23/2028

(1) These shares vest on January 23, 2020.

Director Compensation

DataSight did not pay any of its directors for their board service in 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions “The Exchange and Related Transactions—Exchange Agreement,” “Executive Compensation—Employment and Related Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of the Company’s pre-Exchange capital stock (or pre-Exchange DSI’s common stock), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Exchange.

Related Party Transactions of DataSight, Inc.

Issuances of Options and Purchase of Common Stock

Prior to the Exchange Agreement, DSI issued and sold an aggregate of 7,317,767 shares of common stock which remained outstanding as of immediately prior to the Exchange. Additionally, DSI had issued 710,000 common stock options. The following table sets forth the number of common stock and options to purchase common stock issued to DSI’s directors, executive officers and holders of more than five percent of its common stock, or an affiliate or immediate family member thereof since January 22, 2018.

•During 2018 Mr. Probst purchased 2,034,233 shares of DSI’s common stock and was issued 250,000 common stock options with an exercise price of $0.50 per share in connection with his employment.

•During 2018 Mr. Whorton purchased 2,060,900 shares of DSI’s common stock and was issued 250,000 common stock options with an exercise price of $0.50 per share in connection with his employment.

•During 2018 TBCF Partners LLC purchased 709,300 shares of DSI’s common stock.

•During 2018 Tiburon Point Advisors LLC was issued 600,000 shares of common stock in conjunction with a services agreement.

•During 2018 Mr. Mainas purchased 450,000 shares of DSI’s common stock.

•During 2018 Mr. Rockis purchased 450,000 shares of DSI’s common stock.

•During 2018 Andrew Molasky (through his trust) purchased 276,667 shares of DSI’s common stock.

For information regarding the number of shares of stock issued to, or options held by, DataSight’s managers, executive officers and holders of more than five percent of our common stock or preferred stock, or an affiliate or immediate family member thereof, see “Security Ownership of Certain Beneficial Owners and Management” and “Executive and Director Compensation.”

Related Party Transactions of the Company Prior to the Exchange Agreement

Prior to the closing of the Exchange, LED Lighting Company had entered into the several related party transactions, since January 1, 2015. These include:

•Effective August 4, 2015, the Company agreed to convert a total of $393,857 in outstanding debt and trade payables owed to 8 Company shareholders at a price of $0.10 per share into a total of 3,938,566 shares of restricted common stock (the “2015 Debt Conversion”). Related party participants in the 2015 Debt Conversion included Kevin Kearney (64,608 shares), Thomas Hannan (270,137 shares), Andrew Molasky (1,515,123 shares) and George Mainas (916,726 shares).

•Effective December 14, 2015, LED Lighting Company (the “Company”) entered into a Loan Agreement (the “Loan Document”) with Mainas Development Corporation (“MDC”) pursuant to which MDC agreed to loan the Company up to $130,000. The Loan Document provides that the loan shall accrue interest at the rate of 7% per annum and is due on December 14, 2016. The Company issued MDC 13,000,000 shares of Company common stock in consideration of extending the loan to the Company. MDC is an entity owned and controlled by George Mainas who owns greater than 5% of the outstanding shares of the Company.

Policies and Procedures for Related Party Transactions

Our board of directors intends to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of DataSight’s total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our principal executive officer (who was also our principal financial officer) conducted an evaluation of our disclosure controls and procedures, as such terms are defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were not effective as of December 31, 2017.

Management's Annual Report on Internal Controls over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation under that framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2017.

This annual report does not include an attestation report of the company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the company's registered public accounting firm pursuant to temporary rules of the SEC that permit the company to provide only management's report in this annual report.

Our management, including our Chief Executive Officer and Acting Chief Financial Officer, does not expect that our disclosure controls or internal controls over financial reporting will prevent all errors or all instances of fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and any design may not succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitation of a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Controls over Financial Reporting.

Other than the changes in the Company’s business operations and management as described in this Current Report, no changes were made in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

The Company is not currently listed on a National Exchange or the Over-the-Counter Bulletin Board. It is the Company’s plan to become listed during 2019.

The Securities Enforcement and Penny Stock Reform Act of 1990

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. Our shares, if listed may remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains:

•a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•a toll-free telephone number for inquiries on disciplinary actions;

•defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•contains such other information and is in such form (including language, type, size and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, to the customer:

•the bid and offer quotations for the penny stock;

•the compensation of the broker-dealer and its salesperson in the transaction;

•the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 28, 2013, our Board of Directors adopted the 2013 Stock Option/Stock Issuance Plan (the “Plan”). On May 28, 2013, our stockholders approved the Plan. The exercise of any options issued under the Plan, and the issuance of any shares under the Plan, is subject to the Plan being approved by the vote of a majority of our shareholders. The Plan is intended to promote the interests of our Company by “providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.” The Plan is divided into two separate equity programs: 1) a stock option grant program; and 2) a stock issuance program. The maximum number of shares available to be issued under the Plan is currently 1,500,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future.

The Plan is administered by our Company’s Board of Directors. Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company’s Board of Directors; and 3) consultants and other independent advisors who provide services to our Company. All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly. Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the following general provisions: 1) the exercise price shall not be less than 100% of the fair market value per share of our Company’s common stock on the date of grant (110% in the case of 10% or greater shareholders); and 2) the term of stock options shall be limited to a maximum of ten years. A complete description of the Plan is included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 4, 2013.

Equity Compensation Plan Information

Three hundred thousand options issued in 2013 expired in 2015. No options had been issued under the Equity Compensation Plan since 2013, thus no options are currently outstanding under the Equity Compensation Plan.

Rule 144

If the SEC deems us to have been a “shell company”:

Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(1) defines a shell company as a company that is now or at any time previously has been an issuer, that has: (A) no or nominal operations; and (B) either: (1) no or nominal assets; (2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets. Rule 144(i)(2) does permit the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company that has been filing reports with the SEC for one year that contain information about its current operating business activities (not including shell company activities) and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

If the SEC does not deem us to have been a “shell company”:

If the SEC does not deem us to have been a “shell company”, then non-affiliates could sell their shares pursuant to rule 144 six months after the Exchange so long as the other requirements of rule 144 were satisfied. However, affiliates, can only sell up to 1 percent of the outstanding shares of the same class being sold during any three-month period pursuant to Rule 144.

If it is determined that we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) prior to the Exchange, certain restrictions will apply to the use by our shareholders of Rule 144 under the Exchange Act pertaining to the transfer of restricted shares in the Company, among other restrictions. In any case, even if we are determined to have been a “shell company” prior to the Exchange described in Item 2.01 of this Report, the information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act for an issuer to reflect its status as an entity which is no longer a “shell company”.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock, $.0001 par value, and 20,000,000 shares of preferred stock, $.0001 par value, of which 8,000,000 have been designated as Series A Preferred Stock. As of the date of this Report, we had 27,890,537 shares of common stock issued and outstanding, and 7,317,767 shares of Series A Preferred Stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this Report will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Preferred Stock

The following description of our preferred stock and the description of the terms of any particular series of our preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation, if and when adopted by our board of directors, relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have 7,317,767 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock has 26 to 1 voting rights over the Company common stock and will automatically convert into shares of Company common stock upon the Company’s completion of a reverse stock split.

Our board of directors has the authority, without further action by the stockholders, to issue up to 12,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Our board of directors may specify the characteristics of any preferred stock.

Any preferred stock issued will be fully paid and nonassessable upon issuance.

Options

Options to purchase common units of DataSight that were originally granted to certain DataSight employees, officers, directors and other service providers were converted into options to purchase an equal number of shares of our common stock when they were assumed by us in connection with the Exchange Agreement.

Transfer Agent

The stock transfer agent for our securities is Action Stock Transfer of Salt Lake City, Utah. Their address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121. Their phone number is (801) 274-1088.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of Previous Independent Registered Public Accounting Firm

Effective as of August 17, 2018, the Board of Directors of the Company determined to dismiss Anton & Chia, LLP (“Anton & Chia”) as the Company’s independent registered public accounting firm.

During the Company’s most recent fiscal years ending December 31, 2016 and December 31, 2017, the subsequent interim periods thereto, and through August 17, 2018, there were no disagreements (as defined in Item 304 of Regulation S-K) with Anton & Chia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. During the Company’s most recent fiscal years ending December 31, 2016 and December 31, 2017, the subsequent interim periods thereto, and through August 17, 2018, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Engagement of New Independent Registered Public Accounting Firm

On August 17, 2018, the Company engaged Raul Carrega, CPA (“Carrega”) as the Company’s independent registered public accounting firm.

During the Company’s most recent fiscal years ending December 31, 2016 and December 31, 2017, the subsequent interim periods thereto, and through August 17, 2018, neither the Company nor anyone acting on its behalf consulted Carrega with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Carrega concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 3.02 Unregistered Sales of Equity Securities.

Securities Issued in Connection with the Exchange

In connection with the completion of the Exchange, the Company issued 7,317,767 shares of the Company’s Series A Convertible Preferred Stock in exchange for the 7,317,767 common shares of DSI outstanding at the closing of the Exchange. In addition, we assumed all outstanding common stock options outstanding, whether vested or unvested, and converted them into options to purchase an aggregate of 710,000 shares of our Common Stock. The issuances of Series A Preferred Stock and options to those equity holders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act, as amended. The Company’s reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and the Company. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of DataSight, Inc.

The following list sets forth information as to all securities DSI sold from inception (January 22, 2018) through immediately prior to the consummation of the Exchange, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Exchange.

•During the period from inception (January 22, 20198) to October 8, 2018 (the closing of the Exchange) DSI sold 7,317,767 shares of common stock, $0.01 par value, authorized.

•On May 21, 2018, the Company issued four separate convertible promissory notes in the aggregate principal amount of $100,000. The notes bear an interest rate of 10% and are due and payable on November 21, 2018. The notes may be converted by the lender at any time into shares of the Company’s common stock (as determined in the note) at a price of $0.60 per share.

Item 5.01 Changes in Control of Registrant.

The information regarding change of control of DataSight Corporation (f/k/a LED Lighting Company) in connection with the Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Exchange and Related Transactions” and “Security Ownership of Certain Beneficial Owners and Management” is incorporated herein by reference.

As a result of the issuance of Company Preferred Stock pursuant to the Exchange Agreement, the holders of Company Preferred Stock acquired voting control of the Company, and their percentage ownership of voting securities of the Company is set forth below. The consideration provided by the holders of Company Preferred Stock for their shares was the exchange of their shares of common stock of DataSight, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding change in officers and directors of DataSight Corporation (f/k/a LED Lighting Company) in connection with the Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Exchange and Related Transactions” is incorporated herein by reference.

Item 8.01 Other Events.

On October 11, 2018 the Company’s Board of Directors, approved a reverse stock split in the ratio of 1 for 26 for all shares of common stock, as of a record date of October 11, 2018. The completion of the reverse stock split is subject to the Company receiving shareholder approval for the reverse stock split. As of that date there were 27,890,537 common shares outstanding. The Series A Convertible Preferred Stock is not subject to the reverse split.

Item 9.01 Financial Statements and Exhibits.

(a) As a result of its acquisition of DataSight, Inc. as described in Item 2.01, the registrant is filing herewith (i) DataSight Inc.’s audited financial statements as of September 30, 2018 and for the period from inception (January 22, 2018) to September 30, 2018, as Exhibit 99.1 to this Report.; (ii) DataSight Corporation’s audited financial statements for the years ended December 31, 2017 and December 31, 2016 are filed in this Current Report on Form 8-K as Exhibit 99.2; and (iii) DataSight Corporation’s unaudited financial statements for the period ending September 30, 2018 are filed in this Current Report on Form 8-K as Exhibit 99.3

(b) Unaudited pro forma combined financial information of September 30, 2018 and for the period from inception (January 22, 2018) to September 30, 2018 is attached as Exhibit 99.4 to this Report.

(c) Exhibits.

EXHIBIT INDEX

No.	Description

3.1	Certificate of Formation of the Company dated July 19, 2010 (1)
3.1.1	Certificate of Amendment to Certificate of Formation dated May 28, 2013 (2)
3.1.2	Certificate of Amendment to Certificate of Formation effective October 3, 2018 (3)
3.1.3	Certificate of Designations of Series A Convertible Preferred Stock effective October 8, 2018 (3)
3.2	Bylaws of the Company (1)
10.6	2013 Equity Incentive Plan (2)
10.25	Amended and Restated Exchange Agreement dated September 25, 2018(3)
14.1	Code of Ethics(4)
21	List of Subsidiaries*
99.1	DataSight Inc.’s audited financial statements as of September 30, 2018 and for the period from inception (January 22, 2018) to September 30, 2018*
99.2	DataSight Corporation’s audited financial statements for the years ended December 31, 2017 and December 31, 2016*
99.3	DataSight Corporation’s unaudited financial statements for the period ending September 30, 2018*
99.4	Unaudited pro forma combined financial information of September 30, 2018 and for the period from inception (January 22, 2018) to September 30, 2018*

* Filed herewith

(1)Incorporated by reference to the Company’s Form 10 filed with the SEC on October 7, 2010.

(2)Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 4, 2013.

(3)Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 10, 2018.

(4)Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASIGHT CORPORATION

By	/s/ Lyle L. Probst
Name:	Lyle L. Probst
Title:	Chief Executive Officer